Exhibit 10.1

NOTE AMENDMENT AGREEMENT

This NOTE AMENDMENT AGREEMENT dated as of August 14, 2023 (this “Agreement”), by and between AgEagle Aerial Systems, Inc. (“Maker”), and Alpha Capital Anstalt (the “Payee” and together with the Maker each a “Party” and collectively as the “Parties”). Capitalized words not otherwise defined herein shall have the meanings attributed to them in the SPA or Note (as defined below)

W I T N E SS E T H :

WHEREAS, the Maker and the Payee are parties to a Securities Purchase Agreement dated December 1, 2022, (the “SPA”), pursuant to which the Maker issued to the Payee an 8% Original Issue Discount Promissory Note dated December 6, 2022, bearing annual interest of 8% in the principal amount of $3,500,000.00 (the “Note”);

WHEREAS, pursuant to Section 1(c) of the Note, Maker was obligated to make monthly amortization payments (the “Amortization Payment(s)”) to Payee commencing on June 1, 2023, and Maker failed to make the Amortization Payments due on June 1, 2023, July 1, 2023, and August 1, 2023 (the “Deferred Payments”); and

WHEREAS, due to ongoing discussions and negotiations between Maker and Payee, Payee has not, and did not declare the Note in default;

NOW, THEREFORE, in consideration of the agreements of the Parties set forth herein, and other good and valuable consideration the receipt and legal adequacy of which are hereby acknowledged by the Maker and the Payee, it is hereby agreed as follows:

1. The Deferred Payments, together with the Amortization Payment scheduled for September 1, 2023, shall be due and payable on September 15, 2023.

2. The principal amount of the Note is increased by $595,000 so that the current principal amount of the Note is $4,095,000.

3. The first paragraph of Section 3(a) is deleted and replaced with the following:

“ “Event of Default”, wherever used herein, means with respect to (a) Sections 3(a)(i), (ii), (iii), and (v), the fifth (5th) Trading Day after the occurrence of the event and if subject to cure not cured within such five Trading Day period, and (b) with respect to Sections 3(a)(iv), (vi), and (vii), the day of the occurrence of any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):”

4. The Maker confirms that the representations and warranties it made in Section 3.1 of the SPA are true and accurate as of the date hereof.

5. The Maker hereby represents and warrants to Payee that (i) the Maker has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, and (ii) the execution, delivery and performance by the Maker of this Agreement does not and will not (x) conflict with or violate any provision of the Maker’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (y) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Maker, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Maker debt or otherwise) or other understanding to which the Maker is a party or by which any property or asset of the Maker is bound or affected, other than securities issued to Payee by Maker, or (z) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Maker is subject (including federal and state securities laws and regulations), or by which any property or asset of the Maker is bound or affected; except in the case of each of clauses (y) and (z), such as could not have or reasonably be expected to result in a Material Adverse Effect.

6. The Maker confirms that neither it nor any other Person acting on its behalf has provided Payee or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Maker, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Maker understands and confirms that Payee will rely on the foregoing representations in effecting transactions in securities of the Maker. From and after the filing of the 8-K to be filed pursuant to Section 9 below, the Maker represents to the Payee that it shall have publicly disclosed all material, non-public information delivered to Payee or any of its affiliates and agents, by the Maker, or any of its officers, directors, employees or agents in connection with the transactions contemplated by this Agreement.

7. The Maker shall not, and the Maker shall cause each of its officers, directors, employees and agents not to provide Payee with any material, non-public information regarding the Maker or any of its subsidiaries from and after the date hereof without the express prior written consent of Payee (which may be granted or withheld in Payee’s sole discretion). In the event of a breach of the foregoing covenants, in addition to any other remedy provided herein, Payee shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such breach or such material, non-public information, as applicable, without the prior approval by the Maker, or any of its officers, directors, employees or agents. Payee shall have no liability to the Maker, any of its subsidiaries, or any of its or their respective officers, directors, employees, affiliates, stockholders or agents, for any such disclosure. To the extent that the Maker delivers any material, non-public information to Payee without Payee’s consent, the Maker hereby covenants and agrees that Payee shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information.

8. Except for securities issued to Payee by Maker, there are no outstanding securities or instruments of the Maker with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Maker. Except for securities issued to Payee by Maker, the execution, delivery and performance by the Maker of this Agreement does not and will not give to others any rights of termination, participation, first refusal, amendment, acceleration, adjustment, exchange, reset, exercise or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt, equity or other instrument (evidencing Maker equity, debt or otherwise) or other understanding to which the Maker is a party or by which any property or asset of the Maker is bound or affected.

9. Within one (1) Business Days after execution of this Agreement, the Maker shall file a form 8-K with the Securities and Exchange Commission, disclosing this Agreement, which shall be an exhibit to such filing. The Form 8-K shall be provided to Payee for review and comment prior to filing.

10. The Maker shall reimburse Payee $10,000.00 for its fees and expenses incurred in connection with the transactions contemplated hereby.

11. Except as expressly amended hereby, each of the SPA and the Note, including but not limited to the early prepayment terms of Section 1(c) of the Note, shall remain in full force and effect in accordance with their respective terms and provisions. All references in the SPA and the Note, as the case may be, to terms such as “the Note” “this Note”, “hereby”, “herein” and shall include this Agreement. The Payee is not waiving any of its rights under the Note and SPA.

12. This Agreement shall be deemed a portion of the Note and shall be governed by the terms thereof.

13. This Amendment shall be deemed to have been drafted jointly by the Parties and therefore any rule of law that stands for the proposition that ambiguities contained within an agreement are to be construed against the drafter thereof is inapplicable.

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IN WITNESS WHEREOF, each of the undersigned Parties has duly executed this Agreement as of the date first written above.

MAKER		PAYEE

AgEagle Aerial Systems Inc.		Alpha Capital Anstalt

/s/ Barrett Mooney		/s/ Nicola Feuerstein
By:	Barrett Mooney	By:	Nicola Feuerstein
Its:	CEO	Its:	Director